UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2008

HERITAGE-CRYSTAL CLEAN, INC.

(Exact name of registrant as specified in its charter)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

A. Amendment No. 7 to Operating Agreement; Equity Exchange Agreement; Agreement and Plan of Merger; and Exchange Advisor and Placement Agent Agreement

On March 12, 2008, in connection with its initial public offering, Heritage-Crystal Clean, Inc. (the “Company”) completed an internal reorganization (the “Reorganization”). Documents entered in connection with the Reorganization included Amendment No. 7 to Operating Agreement, the Equity Exchange Agreement, the Agreement and Plan of Merger and the Exchange Advisor and Placement Agent Agreement (each as defined below). Forms of each of these agreements were filed as Exhibits 10.38 through 10.40 and 10.42, respectively, to the Company’s Registration Statement on Form S-1 (SEC No. 333-143864) (the “Registration Statement”). The following summary of the Reorganization and the agreements entered in connection with the Reorganization is not complete and is qualified in its entirety by the exhibits which are incorporated herein.

Pursuant to the Agreement and Amendment No. 7 to the Operating Agreement of Heritage-Crystal Clean, LLC dated as of March 12, 2008 (“Amendment No. 7 to Operating Agreement”), the preferred units of Heritage-Crystal Clean, LLC, an Indiana limited liability company (“HCC LLC”) were exchanged for approximately $10.9 million in cash and an amount of common units of HCC LLC equal to $14.0 million divided by the initial public offering price (after taking into account a 500-for-1 exchange ratio). In order to fund the cash distributions to the holders of preferred units of HCC LLC, the Company increased its borrowings under its existing bank credit facility by $10.9 million. The Company plans to repay these borrowings with a portion of the proceeds from the initial public offering.

Immediately following the completion of the transactions contemplated by Amendment No. 7 to Operating Agreement, the Company entered into an Equity Exchange Agreement dated as of March 12, 2008 between the Company, HCC LLC and each of the members of HCC LLC (the “Equity Exchange Agreement”), pursuant to which all of the common units of HCC LLC, including the common units issued pursuant to Amendment No. 7 to Operating Agreement, were exchanged for shares of common stock of the Company.

The exchange of units held by BRS-HCC Investment Co., Inc., a Delaware corporation (“BRS-HCC”), was accomplished by the merger of BRS-HCC with and into the Company pursuant to an Agreement and Plan of Merger dated as of March 12, 2008 between the Company, BRS-HCC and each of the stockholders of BRS-HCC (the “Agreement and Plan of Merger”). Pursuant to the Agreement and Plan of Merger, the stockholders of BRS-HCC received the shares of common stock in the Company that would otherwise have been issued to BRS-HCC under the terms of the Equity Exchange Agreement, the capital stock in BRS-HCC was cancelled, and BRS-HCC ceased to exist. As a result of the Reorganization, the former members of HCC LLC and the former stockholders of BRS-HCC hold an aggregate of 7,334,290 shares of common stock in the Company as of March 17, 2008.

The Company paid William Blair & Company, L.L.C. and Piper Jaffray & Co. an aggregate fee of $980,000 for providing certain services in connection with the Reorganization, pursuant to an Exchange Advisor and Placement Agent Agreement dated as of March 3, 2008 between the Company, HCC LLC, William Blair & Company, L.L.C. and Piper Jaffray & Co (the “Exchange Advisor and Placement Agent Agreement”).

The following table sets forth the amount of proceeds and number of shares of common stock that executive officers, directors and holders of more than 5% of our common stock, and the related entities, received in the Reorganization:

Name	Amount of Proceeds Received in the Reorganization	Shares of Common Stock Received in the Reorganization
The Heritage Group	$ 4,147,545	2,790,365
Donald Brinckman	2,265,622	564,100
Bruce Bruckmann(1)	1,041,677	953,345

Joseph Chalhoub	1,748,131	1,198,400
Fred Fehsenfeld, Jr.(2)	1,299,283	1,148,430
Gregory Ray	157,821	234,785
John Lucks	—	50,000
Tom Hillstrom	—	15,000
Total	$10,660,079	6,954,425

_______________

(1)

Amount of proceeds and shares of common stock received in the Reorganization reflect aggregate amounts to be received by all of the former stockholders of BRS-HCC. Mr. Bruckmann controls, with others, various entities that control BRS-HCC prior to the completion of the initial public offering. For further information please see the section titled “Principal Stockholders” included in the Registration Statement, which description is incorporated herein by reference.

(2)

Amount of proceeds received in the Reorganization includes $81,948 received by Maggie Fehsenfeld Trust and $81,948 received by Frank S. Fehsenfeld Trust, for which Fred Fehsenfeld, Jr. serves as trustee. Shares of common stock received in the Reorganization includes 56,855 shares received by Maggie Fehsenfeld Trust and 56,855 shares received by Frank S. Fehsenfeld Trust, for which Fred Fehsenfeld, Jr. serves as trustee, and 125,000 shares received by Frank Fehsenfeld.

B. Participation Rights Agreement

On March 17, 2008, simultaneous with the completion of its initial public offering, the Company entered into a Participation Rights Agreement (the “Participation Rights Agreement”) with The Heritage Group, which owns 31.6% of the outstanding common stock of the Company. A form of the Participation Rights Agreement was filed as Exhibit 10.9 to the Registration Statement. The following summary of the Participation Rights Agreement is not complete and is qualified in its entirety by the exhibits which are incorporated herein. Under the terms of the Participation Rights Agreement, The Heritage Group has the option to participate, pro rata based on its percentage ownership interest in the Company’s common stock, in any future equity offerings for cash consideration, including (i) contracts with parties for equity financing (including any debt financing with an equity component) and (ii) issuances of equity securities or securities convertible, exchangeable or exercisable into or for equity securities (including debt securities with an equity component). If The Heritage Group exercises its rights with respect to all future offerings, it will be able to maintain its percentage ownership interest in the Company’s common stock. The Participation Rights Agreement does not have an expiration date. The Heritage Group will not be required to participate or exercise its right of participation with respect to any future offerings. The Heritage Group’s right to participate will not apply to certain future offerings of securities that are not conducted to raise or obtain equity capital or cash such as stock issued as consideration in a merger or consolidation, in connection with strategic partnerships or joint ventures, or for the acquisition of a business, product, license or other assets by the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(d) Appointment of New Independent Directors

On March 12, 2008, the Company’s Board of Directors (the “Board”) appointed three new independent non-employee directors to fill newly created vacancies on the Board. The newly appointed directors include Charles E. Schalliol (Class II director with a term ending at the annual meeting of stockholders held in 2009) and Carmine Falcone and Robert W. Willmschen, Jr. (Class III directors with terms ending at the annual meeting of stockholders held in 2010). Charles Schalliol and Robert W. Willmschen, Jr. will serve as members of the Company’s Audit Committee.

Mr. Schalliol served as the Director, Office of Management and Budget, State of Indiana, from 2004 to 2007. Mr. Schalliol served as the President and CEO of BioCrossroads, Indiana’s life science initiative, from 2003 to 2004. Mr. Schalliol served in various executive positions, including strategic planning and investment banking, with Eli Lilly & Company from 1978 to 2003. Mr. Schalliol serves as Chairman of the Board of Directors of First Merchant’s Corporation. Mr. Schalliol holds a business degree with high distinction from Indiana University and a law degree from Yale University.

Mr. Falcone served in various operating and executive positions with Shell Group from 1968 through 2004, including roles as Executive Vice President, Oil Products, Shell Canada, as Director — Strategic Planning for Global Oil Products, Shell International, and from 1999 to 2004 as Vice President Manufacturing and Supply, Shell Oil Products USA. Following his retirement from Shell in 2004, Mr. Falcone established CELICO Ventures LLC, a commercial real estate company, which he continues to operate. Mr. Falcone has in the past served as a director of Centurion Energy. Mr. Falcone holds a Chemical Engineering degree with honors from McGill University.

Mr. Willmschen served as Chief Financial Officer of Safety-Kleen from 1981 to 1997 and as Controller of Safety-Kleen from 1979 to 1981. He was Executive Vice President, Finance of ABC Rail Products Corporation for approximately one year in 1998. Since 1999, Mr. Willmschen has been engaged in managing his private investments. Mr. Willmschen also has nine years experience in public accounting, including Audit Manager with Arthur Andersen LLP.

5.02(f) Fiscal 2007 Cash Bonus Amounts

On February 25, 2008, the Board approved the cash bonuses recommended by the Compensation Committee for the fiscal year ended December 29, 2007 (“fiscal year 2007”), for the Company’s executive officers. Other compensation for fiscal year 2007 was previously reported by the Company in the 2007 Summary Compensation Table in the Registration Statement. Pursuant to Item 5.02(f) of Form 8-K, the cash bonus awards and total compensation for the fiscal year 2007 named executive officers are set forth below:

FISCAL YEAR 2007:

Joseph Chalhoub, President and Chief Executive Officer

Cash Bonus: $172,945

Total 2007 Compensation: $411,895

John Lucks, Vice President of Sales

Cash Bonus: $96,656

Total 2007 Compensation: $305,406

Gregory Ray, Chief Financial Officer, Vice President, Business Management and Secretary

Cash Bonus: $86,266

Total 2007 Compensation: $272,016

Tom Hillstrom, Vice President of Operations

Cash Bonus: $62,167

Total 2007 Compensation: $211,620

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 12, 2008, the Company amended and restated its Certificate of Incorporation and Bylaws in connection with the completion of its initial public offering. A copy of the form of Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws were filed as Exhibits 3.1 and 3.2, respectively, to the Registration Statement, which exhibits are incorporated herein by reference. For descriptions of the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, please see the section titled “Description of Capital Stock” included in the Registration Statement, which description is incorporated herein by reference.

Item 8.01 Other Events.

On March 17, 2008, the Company completed its initial public offering and concurrent direct placement of common stock by selling a total of 3,401,100 shares of common stock for $39.1 million (before underwriting and placement agent fees). This amount included 287,100 shares of common stock sold to the underwriters of the offering pursuant the underwriters’ exercise of their over-allotment option and 1,200,000 shares of common stock sold to participants in the Direct Placement as further described in the Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b)(4) on March 12, 2008, which description in incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit

Number	Description
Exhibit 3.1(1)	Amended and Restated Certificate of Incorporation
Exhibit 3.2(1)	Amended and Restated Bylaws
Exhibit 10.9(1)	Form of Participation Rights Agreement
Exhibit 10.38(1)	Form of Amendment No. 7 to Operating Agreement

Exhibit 10.39(1)	Form of Equity Exchange Agreement
Exhibit 10.40(1)	Form of Agreement and Plan of Merger
Exhibit 10.42(1)	Exchange Advisor and Placement Agent Agreement

____________

(1) Previously filed as a like numbered exhibit to the Company’s Form S-1 filed on March 11, 2008, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, as amended, the company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.